Exhibit 8.2

Blake, Cassels & Graydon LLP Barristers & Solicitors Patent & Trade-mark Agents 199 Bay Street Suite 4000, Commerce Court West Toronto ON M5L 1A9 Canada Tel: 416-863-2400 Fax: 416-863-2653

October 2, 2015

Canadian Imperial Bank of Commerce

Commerce Court

Toronto, Ontario, Canada M5L 1A2

RE:	Canadian Imperial Bank of Commerce

Issue of U.S.$2,000,000,000 of Senior Global Medium Term Notes

Ladies and Gentlemen:

We have acted as Canadian special counsel to Canadian Imperial Bank of Commerce (the “Bank”) in connection with the registration under the U.S. Securities Act of 1933 (the “Act”) of U.S.$2,000,000,000 (or equivalent thereof in other currencies) aggregate amount of senior debt securities (the “Notes”) to be issued pursuant to the Prospectus Supplement dated April 30, 2015 (the “Prospectus Supplement”) and the Prospectus dated April 30, 2015 contained in the Registration Statement on Form F-3, File No. 333-202584 (the “Registration Statement”). We hereby confirm to you that the statements set forth under the heading “Certain Canadian Income Tax Consequences” in the Prospectus Supplement constitute our opinion as of the date hereof with respect to the principal Canadian federal income tax considerations generally applicable to holders of Notes described therein, subject to the qualifications, assumptions, limitations and understandings set out therein and subject to any superseding statements which may be included in our opinion included in any pricing supplement issued by the Bank in connection with a particular offering of Notes.

We hereby consent to the filing of this opinion as an exhibit to a Form 6-K of the Bank filed with the Securities and Exchange Commission and thereby incorporated by reference into the Bank’s Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Blake, Cassels & Graydon LLP